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                                                                    EXHIBIT 4.3




                     WARRANT REGISTRATION RIGHTS AGREEMENT


    THIS WARRANT REGISTRATION RIGHTS AGREEMENT entered into this 5th day of November, 1996 between American Eagle Group, Inc., a Delaware corporation ("Company"), and American Financial Group, Inc., an Ohio corporation ("Holder").

                              W I T N E S S E T H:

    WHEREAS, pursuant to a Warrant Subscription Agreement and Warrant to Purchase Common Stock (the "Warrant"), Holder has the right to acquire 800,000 shares of the Company's Common Stock, .01 par value per share (the "Warrant Shares");

    WHEREAS, in connection with the issuance of the Warrant to Holder, the Company agreed to provide Holder with certain rights to require Company to register the Warrant and the Warrant Shares (collectively the "Registrable Securities") with the Securities and Exchange Commission (the "Commission") and applicable state securities agencies in order to permit the free transferability and sale of the Registrable Securities by Holder.

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

    1.       Demand Registration Rights.

             1.1 At any time on any three (3) separate occasions, upon the written request of the Holder, the Company will prepare and file, promptly after such request and in no case more than Sixty (60) days after receipt of such notice, and thereafter use its best efforts to cause to become effective a registration statement ("Registration Statement") on a proper form to be selected by the Company under and complying with the Securities Act of 1933, as amended (the "Act"), covering such number of Warrants and Warrant Shares as shall be specified in the Holder's request; provided, however, that the Company shall, in no event (including by reason of any assignment of rights by a Holder), be subject to more than Three (3) demand registrations under this Agreement and shall not be obligated at any time to register the lesser of (i) 25% of the total number of Warrants or Warrant Shares outstanding or (ii) Warrant Shares with a market value (based on the market value of the underlying shares of Common Stock) of less than One Million and 00/100 Dollars ($1,000,000.00) pursuant to any such request.

             1.2 Within seven (7) business days of receipt of a written request for registration under Section 1.1, the Company shall notify all other persons or entities who beneficially own Registrable Securities at their respective addresses as shown on the books of the Company of a proposed registration and such persons or entities shall have the opportunity for a period of ten (10) business days after receipt of such notice to notify the Company in writing of their intention to have included in such registration such number of Registrable Securities as shall be specified in their response.
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             1.3     If the Holder so requests, the offering or distribution of
Registrable Securities under this Section shall be pursuant to a firm underwriting. The managing underwriter shall be a nationally recognized investment banking firm recommended by the Holder for the Company's reasonable consideration and approval. The Company will enter into an underwriting agreement with such managing underwriter containing representations, warranties and agreements not substantially different from those customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that the Holder shall be entitled to negotiate the underwriting discounts and commission and other fees of such underwriter.

             1.4 No securities to be sold by the Company or any security holder of the Company shall be included in any Registration Statement filed pursuant to this Section, unless (i) the offering is pursuant to a firm underwriting and the managing or principal underwriter for the Holder shall have consented to the inclusion of such other securities and (ii) all the Registrable Securities requested to be included by the Holder are so included.

             1.5 The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section if, at the time it receives a request for registration, counsel for the Company is reasonably of the opinion (which opinion shall be expressed in writing) that a material pending transaction of the Company or any of its subsidiaries render the effecting of such Registration Statement inappropriate at the time; provided, that the duration of such delay shall not exceed One Hundred Eighty (180) days; provided further, that the Company shall promptly make such filing as soon as the conditions which permit it to delay such filing no longer exist; and provided further that in the event of any such deferral, the Holder shall have the right to withdraw its request for Registration and such withdrawn request shall not be considered one of the Holder's permitted requests for registration under Section 1.1.

    2.       Piggy-Back Registration Rights.

             2.1 If the Company or any security holder of the Company (the "Initiating Securityholder") shall propose to file a Registration Statement for the purpose of effecting a primary or secondary offering under the Act on Form S-1, S-2 or S-3 or any equivalent general form for registration of equity securities under the Act with respect to a public offering of any Company equity security, the Company shall as promptly as practicable, but in no event later than Thirty (30) days prior to the proposed filing date, give notice of such intention to the Holder and shall include in such Registration Statement all Warrant and Warrant Shares as the Holder shall request within Ten (10) days of the giving of such notice, subject to the following limitations:

                     2.1.1    If the offering to be made pursuant to this
    Section is initiated by the Company or by a holder pursuant to any other registration rights agreement with the Company (a "Demanding Holder"), the inclusion of the Registrable Securities may be conditioned or restricted if, in the good faith opinion of the managing underwriter (or underwriters) of the securities to be sold (or, in the absence thereof, of the principal investment banker acting on behalf of the Company or the Demanding Holder in effecting such sale) for which such Registration Statement is being filed, such inclusion will have a material adverse
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                                      -3-

    impact on the offering of the securities being so registered. If the number of Registrable Securities is so restricted, then no securities of other securityholders shall be included in the offering unless all securities which the Company or the Demanding Holder, as the case may be, is attempting to sell are included therein, and any reduction required thereafter is made among the selling securityholders pro rata based on the number of securities held.

             2.2 The Company may, without the consent of the Holder, withdraw any Registration Statement filed pursuant to this Section 2 and abandon any such proposed offering in which the Holder requested to participate. The Holder may withdraw any or all of the Registrable Securities held by the Holder from a Registration Statement filed or proposed to be filed pursuant to this Section 2 at any time prior to the effectiveness of such Registration Statement.

             2.3 The notice from the Company to the Holder under Section 2 shall specify whether the securities to be included in such registration for a sale by the Company are to be sold through underwriters in a firm commitment offering. If Shares of the Holder are included in such an offering, they shall be included on the same terms (including the same underwriting discount or commission) applicable to the securities of the Company.

             2.4 Anything in this Agreement to the contrary notwithstanding, if at the time the Company receives a request pursuant to
Section 1.1, it gives notice to the requesting Holders that it intends within 180 calendar days of the date of such notice to make a public offering of shares of its Common Stock pursuant to a firm underwriting, such request shall be deemed to be a request by such Holder to participate in such public offering by the Company pursuant to Section 2.1 rather than a request pursuant to
Section 1.1 of this Agreement; provided, however, that if such proposed public offering shall not have occurred within such 180 days, or such additional period not to exceed 90 days as the Company considers appropriate, such Holders may renew such Request and the Company shall comply with its obligations under this Agreement without giving effect to this Section 2.4.

         3.      Covenants of the Holder.

         Any request for registration made by the Holder shall specify the number of Registrable Securities as to which such request relates, express the Holder's present intention to offer such Registrable Securities for distribution and contain an undertaking to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the Registration Statement.

         4.      Covenants of the Company.

         So long as the Company is under an obligation pursuant to the provisions of Section 1, the Company shall:

             4.1 Prepare and file with the Commission such amendments and supplements to
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                                      -4-

such Registration Statement and the prospectus forming part of such Registration Statement as may be necessary to keep such Registration Statement effective for such period as shall be necessary to complete the marketing of the Registrable Securities included therein, but in no event for longer than One (1) year after the date the Registrable Securities may first be sold, not including any period during which the Holder is prohibited from selling any Registrable Securities;

             4.2 Furnish to the Holder such number of copies of a prospectus, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

             4.3 Use its best efforts to register or qualify, not later than the effective date of any Registration Statement filed pursuant to this Agreement, the Registrable Securities covered by such Registration Statement under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder may reasonably request and do any and all other acts or things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of such Registrable Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to execute a general service of process in any such jurisdiction;

             4.4 Promptly notify the Holder, at any time when a prospectus relating to the Registrable Securities being distributed is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Holder, promptly prepare, file with the Commission and furnish to the Holder a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary, or make any other appropriate filing with the Commission pursuant to the Securities Exchange Act of 1934, as amended, which will be incorporated by reference into the Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

             4.5 Use its best efforts to furnish, at the request of the Holder or any underwriter of any distribution of the Registrable Securities, an opinion of legal counsel to the Company, covering such matters as are typically covered by opinions of issuer's counsel in underwritten offerings under the Act;

             4.6 Enter into an agreement with the underwriters for such offering in which the Company shall provide indemnities similar to those described in Section 6 hereof to the underwriters and in which the Company shall make the usual representations and warranties made by issuers of equity securities to underwriters.
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                                      -5-

             4.7 Use its best efforts to cause all of the Warrants and Warrant Shares as to which the Holder shall have requested registration to be listed on any recognized securities exchange, including, without limitation, the National Association of Securities Dealers Automated Quotation System, on which the Common Stock is then listed and to maintain the currency and effectiveness of any such listings.

         5.  Costs and Expenses.

         Except for expenses referred to in the following sentence, with respect to the first two registrations pursuant to Section 1 and any registrations pursuant to Section 2, the Company shall bear the entire cost and expense of any such registration, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of the Company's counsel and its independent accountants and all other out-of-pocket expenses incident to the preparation, printing and filing under the Act of the Registration Statements and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the securities so registered, and the costs and expenses incurred in connection with the qualification of the securities so registered under "blue sky" or other state securities laws. Notwithstanding the foregoing, the Company shall not be liable or responsible for the fees and expenses of counsel and accountants of the Holder, all underwriting discounts and commissions attributable to Registrable Securities registered at the request of the Holder, and in any registration made pursuant to Section 2, all filing fees attributable to Registrable Securities registered at the request of the Holder. All such fees and expenses not paid by the Company shall be paid by the Holder or, if appropriate, prorated among all selling securityholders.

         6.  Indemnification.

             6.1 Indemnity to the Holder. The Company will indemnify the Holder, its officers, directors and each underwriter of Registrable Securities as well as any person who controls the Holder or such underwriters against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related Registration Statement, notification or similar filing under the securities laws of any jurisdiction or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to the Company by the Holder or such underwriter expressly for use therein and used in accordance with such writing.

             6.2 Indemnity to the Company. The Holder, by requesting any such registration, agrees to furnish to the Company such information concerning it as may be requested by the Company and which is necessary or required by then applicable securities laws and the rules and regulations thereunder in connection with any Registration or qualification of the Registrable Securities and to indemnify the Company, its officers, directors and any person who controls the Company, against all claims, losses, damages, liabilities and expenses resulting from the utilization of such information furnished in writing to the Company expressly for use therein and used in
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                                      -6-

accordance with such writing.

             6.3 Indemnification Procedures. If any action is brought or any claim is made against any party entitled to be indemnified pursuant to this
Section 6 in respect of which indemnity may be sought against the indemnitor pursuant to Section 6 hereof, such party shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such party unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnitor (in which case the indemnitor shall not have the right to direct any different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor. Except as expressly provided above, if the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does assume the defense of such action or claim, the indemnitor shall thereafter be liable to any person indemnified pursuant to this Agreement for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in this paragraph to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

    7.       Miscellaneous.

             7.1     Notices.

                                      Notices given under this Agreement shall
be deemed given when received and the addresses for the parties set forth below and may be delivered by telex or other telecommunications device producing a document setting forth such notice.

If to the Company:            American Eagle Group, Inc.
                              12801 N. Central Parkway
                              Suite 800
                              Dallas, Texas  75243
                              Attn:  Chief Executive Officer
                              Facsimile No.: (972) 448-1401

If to the Holder:             American Financial Group, Inc.
                              One East Fourth Street, Suite 919
                              Cincinnati, Ohio  45202
                              Attn:  Samuel J. Simon
                              Facsimile No:  (513) 579-2113
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             7.2     Binding Agreement.  This Agreement shall be binding upon,
and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

             7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

             7.4 Assignability. The rights and obligations of the Holder hereunder may be assigned by it to any corporation or corporations, or other entity or entities controlled by it or controlling it or to which it may transfer any Registrable Securities. Upon such transfer, each transferee shall be deemed for all purposes of this Agreement to be the "Holder."

             7.5 Succeeding Securities. If the Registrable Securities of the Company covered by this Agreement are converted into any other security of the Company or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security and the obligations of the Company to effect registration shall include such other filings, qualifications, notices and similar acts as may be necessary to enable the Holder to realize the benefits of registration provided by this Agreement.

             7.6 Counterparts. This Agreement may be executed in Two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

             7.7 Other Registration Rights. Nothing in this Agreement shall prohibit the Company from granting registration rights on its securities in the future.
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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.




                                         AMERICAN FINANCIAL GROUP, INC.



                                         BY: Carl H. Lindner

                                         ITS: Co-President
                                             -------------------------------

                                         AMERICAN EAGLE GROUP, INC.



                                         BY: M. Philip Guthrie

                                         ITS: Chairman of the Board, CEO
                                              and President
                                             -------------------------------